EXHIBIT 99.2




[COMPANY LOGO]                                                     Press Release


            Infowave Acquires Telispark Creating Leading Provider of
                          Enterprise Mobile Solutions
       Infowave expands enterprise product line for US$1.2 billion market

Vancouver, British Columbia - January 8, 2004 - Infowave Software (TSE: IW), a provider of wireless software for mobile operators, corporations and individuals announced today that it has entered into an agreement under which it has acquired control of, and will ultimately acquire all of the outstanding shares of, Telispark Inc. ("Telispark"), a leading provider of enterprise mobility applications (EMA) software solutions based in Arlington, Virginia, USA. Telispark provides mobile applications that help large organizations service and manage complex equipment and inventory. Telispark has deployed field service, asset management and inventory management applications for large enterprises including Shell Oil, the U.S. Navy, and Hydro One. Combined, Infowave's and Telispark's complementary products will enable the delivery of the industry's most complete, robust mobile solution suite available to the marketplace today. Pursuant to the terms of the agreement, Deloitte Consulting LP, the largest shareholder of Telispark, will hold approximately 19%, but no more than 19.9%, of the issued and outstanding Infowave common shares upon completion of Infowave's acquisition of the Telispark shares.

"This acquisition positions Infowave to take full advantage of the increasing market demand for enterprise mobile solutions. By combining the application strength of Telispark with Infowave's suite of wireless middleware solutions, we further extend our value proposition to enterprise customers," said Infowave Chief Executive Officer Jerry Meerkatz. "Telispark's packaged mobile applications and proven implementations help strengthen both Infowave's enterprise product offering and its ability to penetrate key verticals like Energy, Utilities and High Technology. Customers of Telispark's configurable, mobile enterprise applications experience tangible return on investments within 12-18 months and also enjoy distinct competitive advantages."



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"The demand for mobile  software  solutions  is  increasing,  presenting  a $1.2 billion market opportunity for vendors through 2004. Enterprises are looking to deploy proven field service, mobile asset and inventory management solutions that yield hard and fast return," said Michael Blumberg of management consulting firm D. F. Blumberg Associates. "With the acquisition of Telispark, Infowave gains enterprise reference customers like Shell Oil, the U.S. Navy and Hydro One, placing the company in a good position to continue to penetrate key
industry   verticals  while  continuing  to  distribute  its  mobile  email  and infrastructure products through network operators across the globe."

"Recognizing the leadership role that Infowave holds in the marketplace, we believe that by combining our technologies we will further extend Infowave's successful position in the mobile enterprise segment," said Randy Brouckman, Telispark's Chief Executive Officer. "Our shared commitment to the mobile market and Infowave's commitment to Telispark's products, partners and customers were critical to this decision. Our common vision will result in the most versatile mobile offerings in this fast growing market segment of carrier-grade enterprise mobile applications."

Under the terms of the acquisition agreement, Infowave will pay a total of US$8.4 million for the purchase of 100% of all of the issued and outstanding common shares of Telispark, payable in approximately 46 million Infowave common shares, issuable in two tranches. Infowave has completed the initial purchase of approximately 76% of Telispark shares pursuant to a Stock Purchase Agreement dated January 7, 2004. Infowave will acquire the remaining Telispark common shares, subject to a number of conditions precedent, including approval by shareholders of Infowave. The number of Infowave common shares issued in the second tranche may increase by up to approximately 2.1 million Infowave common shares in the event that the weighted average Infowave common share price declines prior to closing of the second tranche. Infowave has also assumed Telispark employee stock options which will be exerciseable into approximately
1.9 million common shares of Infowave.

Infowave retained Agile Equity, LLC of New York and Canaccord Capital Corporation of Vancouver as its financial advisors in respect of the acquisition. Agile and Canaccord have provided fairness opinions to the Infowave Board of Directors on the acquisition.

Infowave also announces the appointment of three new persons to its board of directors. Gerald Trooien, a significant shareholder, has replaced his former nominee, Bill Weiss. In addition, Christine Rogers, former Senior Vice President of Operations at MDSI and Senior Vice

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President of Global  Services at Pivotal  Corporation,  and Geoffrey S. Belsher,
partner of Blake, Cassels & Graydon LLP, have also joined the board. Stephen Wu has stepped down from the board of directors.

Today, Infowave also announced a US$3.0M Line of Credit. Details can be found in the press release dated January 8, 2004 (Infowave Announces US$3.0 million Convertible Line of Credit Facility).

The offered securities will not be registered under the United States Securities Act of 1933, as amended (the "US Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in certain transactions exempt from the registration requirements of the U.S. Securities Act. This news release shall not constitute an offer to sell or the solicitation of an offer to buy the securities in any jurisdiction.


About Telispark
Telispark, a leading provider of enterprise mobility applications (EMA), helps large organizations generate operational efficiency and increase asset utilization by delivering packaged enterprise applications for the mobile workforce. Telispark Mobile Enterprise(TM) is a suite of industry-specific configurable applications that integrate business processes across ERP, Field Service, Supply Chain, and Asset Management. Telispark Mobile Enterprise is comprised of eight modular and complementary products that can be rapidly delivered and seamlessly integrated with a variety of back-end data sources. Some of the world's most innovative organizations, including Hydro One, Shell Oil, Sun Microsystems and the U.S. Navy use Telispark solutions to increase the efficiency of asset- and field-intensive operations. For more information, please email info@telispark.com or visit www.telispark.com.

About Infowave Software
Infowave (TSE: IW) builds innovative wireless business solutions for mobile operators, corporations and individuals that connect people to the critical information they need to be more productive and competitive. The Infowave Symmetry suite of wireless e-mail solutions enable mobile users to instantly access to their corporate and personal e-mail on a variety of Pocket PC, Smartphone or Palm integrated devices. For mobile operators, Infowave offers the Symmetry Mobile Application Gateway - a wireless services platform that provides mobile operators with the opportunity to capitalize on offering wireless data access to their subscribers. The Infowave Wireless Business Engine provides companies with a single wireless software


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platform for fast, secure and reliable wireless access to e-mail,  the Internet, corporate intranets and client-server applications. For more information, please visit www.infowave.com.

Forward-Looking Statement
This press release contains statements that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements in this release include a number of risks, uncertainties and other factors, such as the satisfaction of conditions precedent to closing of the second tranche, the benefits received from the integration of the two companies and the total shares to be issued by Infowave in the acquisition and the other risks and uncertainties described in our Form 10-K filed with the United States Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors:

George Reznik
Chief Financial Officer
604.473.3604
greznik@infowave.com

Media:
Donna Montgomery
Director, Marketing
604.473.3600
dmontgomery@infowave.com

Leah Gabriel
Director, Marketing
Telispark
703.247.0553
leah.Gabriel@telispark.com




(C)2004 Infowave Software, Inc. All rights reserved. Infowave and the Infowave logo are trademarks or registered trademarks of Infowave Software, Inc. All other product or service names mentioned herein are the trademarks of their respective owners.